Exhibit 99.1

MIND Technology Announces Sale of Klein Unit

THE WOODLANDS, TX, August 22, 2023 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that it has sold its Klein Marine Systems (“Klein”) unit for cash consideration of $11.5 million to General Oceans, Inc. (“General Oceans”), a subsidiary of General Oceans AS. Pursuant to the transaction, MIND has licensed its Spectral Ai software suite (“Spectral Ai”) to General Oceans for certain applications, particularly side-scan sonar. MIND and General Oceans have also entered into a Collaboration Agreement for the further development of Spectral Ai and potentially other software projects. The transaction closed August 21, 2023.

Klein has served the offshore mapping and defense industries for over 50 years and will strengthen General Oceans’ already substantial capabilities in subsea sensors, serving applications from seafloor mapping to mission-specific autonomous vehicles.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “With the continued growth and opportunity we are seeing in our Seamap unit, which has seen robust customer interest in recent quarters related to our GunLink, BuoyLink and SeaLink products, we feel that it is prudent to shift our focus and capital to those operations. In addition to providing expansion capital for our Seamap unit, this sale also enabled us to repay the high-cost debt that we incurred earlier this year, making MIND once again debt free.

“We are excited to be able to continue to work with Klein and General Oceans in the licensing and further development of our Spectral Ai software suite. Through our Collaboration Agreement, we plan to continue the development of Spectral Ai for side scan sonar operations, and we expect this to deliver us growing and recurring royalty income. Additionally, we intend to expand Spectral Ai to other applications and potentially provide other software development services to General Oceans.

“In addition to traditional energy-related opportunities, we are seeing new alternative energy applications for our Seamap technologies, including offshore windfarms and other green energy projects. We also see growing opportunities to provide seismic streamer repair services, not only for our SeaLink streamers, but also for products manufactured by others. We believe there may be other opportunities to continue expanding our offerings in these areas.

“We will continue to develop and promote our Sea Serpent passive array system for maritime defense and security. We believe this product, which is derived from the commercially developed SeaLink system, is a robust and economical solution for these demanding applications.

“MIND is now a more streamlined and focused company. We think this positions us well to capitalize on emerging opportunities and deliver value to our stockholders,” concluded Capps.

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

About General Oceans

General Oceans has four operating companies that serve the oceanographic science community and provide sensors and systems for remotely operated and autonomous underwater vehicles. The company has 300 employees and a global presence with operations in Norway, Australia, the US, the UK, the Netherlands, France, Japan, China, and Brazil.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Contacts:	Rob Capps, President & CEO

MIND Technology, Inc.
281-353-4475

Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com

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